KENNETH A. MEREDITH, II
ATTORNEY AT LAW
316 East Main
P.O. Box 194
Bowling Green, KY 42102-0194

TELEPHONE
(270) 781-6194

FACSIMILE
(270) 783-0681

March 15, 2022

James Timothy White
Energieinvesting.com, Inc
2210 Front Street No 204
Melbourne, FL 32901
james@easerlaw.com

In Re: Energieinvesting.com, Inc v. Various Defendants
Civil Action: 21-CI-00368
Warren Circuit Court Division I
Client File No: R-1205

Dear Mr. White:

As an update to my email of March 9, 2022 I am enclosing the following documents for your records pertaining to this file:

1. An Affidavit pertaining to the forfeiture and transfer of various undivided interest in oil and gas wells in Warren County Kentucky that was the subject matter of the Summary Judgement in favor of the Plaintiff against certain other Defendants that has been duly filed of record in Deed Book 1252 at page 712 in the Warren County Court Clerk's Office. A particular attention is each of the interest identified in paragraphs 4 (1-12) of the interest that was forfeited in favor of Energieinvesting.com, Inc. on the Ennis Wells 2, 4, 5 and 7; the Hardcastle Wells 2, 4, and 5 or the Whittaker Wells 1 and 2.
2. The Affidavit of forfeiture and the transfer of the undivided interest in certain oil and gas leases in Warren County in favor of Energieinvesting.com, Inc. that resulted in the default judgement previously entered in its favor that is now filed of record in Deed Book 1252 at page 704 in the Warren County Court Clerk's Office. A particular importance that should be the interest identified in paragraph 3 (1-7) pertaining to the Ennis Wells 2, 4, 5 and 7; the Hardcastle Wells 2, 4 and 5 and the Whittaker Well 2.

Should you have any further questions concerning either of these documents please do not hesitate to contact my office to discuss same further.

Very truly yours,

Kenneth A. Meredith, II

COMMONWEALTH OF KENTUCKY
8TH JUDICIAL CIRCUIT
WARREN CIRCUIT COURT DIV. I
CIVIL ACTION NO. 21-CI-00368

ENERGIEINVESTING.COM, INC., A FLORIDA PROFIT CORPORATION **PLAINTIFF**

V

CHAD MORTIER, LORA A MORTIER, VERVICA RAMBARANSINGH, FRANCIS RAMBRANSINGH, NEO OIL AND GAS, JOACHIM HAAS HANSJAKOBSTR, PAUL GAGE, TRES DUECES LLC, JONATHAN D PAULUS, TWAIN BRIDGES, OIL AND NATURAL GAS VENTURE LTD, HAROLD PERCIVAL, NANCY PERCIVAL, CLAYTON DEERING, JASON KOEPNICK, GERARDO RODRIGUEZ BARRAGAN, RIVIERA UNCONVENTIONAL'S LLC, GREG KENNEDY, CHARLES WHAM JR., BARRS LLC, FRANK ROSE, SANDRA ROSE, CHARLES ROSE, BLANCA LASATER, ANURBEU BAIMOLDIN, ROAD RUNNER PROPERTIES **DEFENDANTS**

AFFIDAVIT PERTAINING TO FORFEITURE AND TRANSFER OF VARIOUS UNDIVIDED INTEREST IN OIL AND GAS WELLS IN WARREN COUNTY KENTUCKY

Comes now the Affiant, Kenneth A. Meredith, II, a regular practicing Attorney within the Commonwealth of Kentucky, and after first being dully sworn states as follows:

1. I am the Attorney of Record for the Plaintiff Energieinvesting.com, Inc., a Florida Profit Corporation.
2. Annexed to this Affidavit is a certified copy of a Summary Judgement in favor of Energieinvesting.com, Inc. against various named Defendants identified hereinbelow as it pertains to the forfeiture and transfer of certain undivided oil and

gas leasehold interest in various Wells located on oil and gas leases in Warren County, Kentucky as identified hereinbelow.

3. Said Summary Judgement was entered on January 26, 2022 as a final and appealable judgment and there has been no appeal taken by any of the Defendants affected by said Summary Judgement as of the date of filing this Affidavit.
4. In accordance with the terms of said Summary Judgement Energieinvestin.com, Inc. received a forfeiture and transfer of certain undivided interest of the following named individuals and/or entities in certain wells located on certain oil and gas leases in Warren County, Kentucky, together with a monetary judgment against some of said Defendants. The interest so affected by this Affidavit are as follows:

1. The interest of Neo Oil and Gas being a 51% net revenue working interest in the Ennis Wells 2, 4, 5 and 7 as recorded in Deed book 1091 at page 922 in the Warren County Court clerk's Office.

2. The undivided interest of Gerardo Barragan being a 6.8% working interest in the Hardcastle Well 5 as recorded in Deed Book 1125 at page 263 in the Warren County Court Clerk's Office.

3. The undivided interest of Clayton Deering consisting of a 2% overriding royalty interest in the Hardcastle Wells 2, 4 and 5 as identified in Deed Book 1090 at page 4 and Deed Book 1090 at page 844 in the Warren County Court Clerk's Office; and a 1% overriding royalty interest in the Whittaker Wells 1 and 2 as identified in Deed Book 1081 at page 394 and in Deed Book 1090 at page 2 in the Warren County Court Clerk's Office.

4. The undivided interest of Charles A. Wham Jr. consisting of a 15% overriding royalty interest in the Whittaker Wells 1 and 2 as recorded in Deed Book 1081 at page 394 in the Warren County Court Clerk's Office.

5. The interest of Frank Rose consisting of an undivided 2% overriding royalty interest in the Whittaker Well 2 as identified in Deed Book 1090 at page 2 in the Warren County court Clerk's Office.

6. The undivided interest of Sandra Rose consisting of a 2% overriding royalty interest in the Whittaker well 2 as identified in Deed Book 1090 at page 2 in the Warren County Court Clerk's Office.

7. The undivided interest of Oil and Nature Gas Venture LTD consisting of a 4% overriding royalty interest in the Hardcastle Wells 2, 4, and 5 as identified in Deed Book 1081 at page 392 and in Deed Book 1090 at page 4 in the Warren County Court Clerk's Office.

8. The undivided interest of Greg Kennedy consisting of an 80% working interest in the Hardcastle Well 5 as identified in Beed Book 1137 at page 649 and in Deed Book 1139 at page 269 in the Warren County Court Clerk's Office.

9. The undivided interest of Francis Rambarnsingh consisting of a 1% working interest in the Ennis Wells 2, 4, 5 and 7 as identified in Deed Book 1091 at page 921 in the Warren County Court Clerk's Office.

10. The undivided interest of Verviza Rambarnsingh consisting of a 1% working interest in the Ennis wells 2, 4, 5, and 7 as identified in Deed Book 1091 at page 921 in the Warren County Court Clerk's Office.

11. The undivided interest of Jason Koepnick consisting of 2.67% working interest in the Hardcastle Well 5 as identified in Deed Book 1114 at page 379 and a 4% working interest in the Whittaker Well 1 as identified in Deed Book 1114 at page 377 in the Warren County Court Clerk's Office.

12. The undivided interest of Twain Bridges as it pertains to a 5% overriding royalty interest in the Hardcastle lease identified in that assignment of record in Deed Book 1090 at page 4 and a 5% overriding royalty interest in the Hardcastle lease as identified in Deed Book 1090 at page 844, both of record in the Warren County Court Clerk's Office.

Each of the above named individuals and/or entities have had their interest identified hereinabove forfeited and considered as transferred to Energieinvesting.com, Inc. as if each of said individuals and/or entities have transferred same by an oil and gas assignment and such shall be reflected in the records of the Warren County Court Clerk's Office.

FURTHERMORE, the Affiant sayeth not.

This the 9th day of March, 2022.

Kenneth Meredith II

Kenneth A. Meredith, II
Affiant

COMMONWEALTH OF KENTUCKY)

)

COUNTY OF WARREN)

WARREN COUNTY
D1252 PG716

Subscribed to and Sworn to before me by Kenneth A. Meredith, II the Affiant, as to the truth and veracity of the allegations contained in the above Affidavit as he verily believes.

Elizabeth [illegible]

NOTARY PUBLIC, STATE AT LARGE
My Commission Expires: 4-7-2023
ID: 620591

PREPARED BY:

Kenneth A Meredith II

Kenneth A. Meredith, II
Attorney at Law
316 East Main Street
P.O. Box 194
Bowling Green, KY 42102-10194
(270)781-6194

WARREN COUNTY
D1252 PG717

ENTERED
JAN [illegible] 2022
BRANDI DUVALL, CLERK
WARREN CIRCUIT/DISTRICT COURT

COMMONWEALTH OF KENTUCKY
8TH JUDICIAL CIRCUIT
WARREN CIRCUIT COURT DIV. I

CIVIL ACTION NO. 21-CI-00368

ENERGIEINVESTING.COM, INC., A FLORIDA PROFIT CORPORATION **PLAINTIFF**

V

CHAD MORTIER, LORA A MORTIER, VERVICA RAMBARANSINGH, FRANCIS RAMBRANSINGH, NEO OIL AND GAS, JOACHIM HAAS HANSJAKOBSTR, PAUL GAGE, TRES DUECES LLC, JONATHAN D PAULUS, TWAIN BRIDGES, OIL AND NATURAL GAS VENTURE LTD, HAROLD PERCIVAL, NANCY PERCIVAL, CLAYTON DEERING, JASON KOEPNICK, GERARDO RODRIGUEZ BARRAGAN, RIVIERA UNCONVENTIONAL'S LLC, GREG KENNEDY, CHARLES WHAM JR., BARRS LLC, FRANK ROSE, SANDRA ROSE, CHARLES ROSE, BLANCA LASATER, ANURBEU BAIMOLDIN, ROAD RUNNER PROPERTIES **DEFENDANTS**

SUMMARY JUDGEMENT IN FAVOR OF THE PLAINTIFF AGAINST VARIOUS NAMED DEFENDANTS

This matter having com before the Court on the Motion for Summary Judgement filed by the Plaintiff, Energieinvesting.com, Inc., a Florida Profit Corporation, by and through Counsel, on December 20, 2021, and supported by an Affidavit by James Timothy White, and scheduled for a hearing before the Court on January 18, 2022 at 10:30 AM. The Court having reviewed said Motion and supporting Affidavit, and having considered any response to said Motion filed on behalf of any Defendant named therein, as well as having considered the pleadings previously filed in this case, including the report of the Warning Order Attorney, and being otherwise sufficiently advised

IT IS HERBY ORDERED, that the Plaintiff's Motion for Summary Judgement against the following Defendants is HERBY SUSTAINED as it pertains to the following request for a monetary judgement and/or forfeiture of interest of prior recorded oil and gas assignments relating to the following Defendants:

A. Neo Oil and Gas shall have its 51% net revenue working interest in the Ennis Wells 2, 4, 5 and 7 as filed of record in Deed Book 1091 at page 922 in the Warren County Court Clerk's Office forfeited in favor of the Plaintiff, as well as the Plaintiff being entitled to recover a monetary judgement against Neo Oil and Gas in the amount of $12,380.47, together with recovery of its court cost herein expended and interest at the statutory maximum rate allowable thereunder until paid in full.

B. Gerardo Barragan shall have his 6.8% working interest in the Hardcastle Well 5 as recorded in Deed Book 1125 at page 263 in Warren County Court Clerk's Office forfeited in favor of the Plaintiff, as wells as the Plaintiff being entitled to recover a monetary interest against Gerardo Barragan in the amount $867.02, together with its court cost and Attorney fees herein expended, and interest at the maximum rate allowable by statute until paid in full.

C. Clayton Deering shall have his 2% overriding royalty interest in the Hardcastle Wells 2, 4, and 5 as identified in Deed Book 1090 at page 4 and Deed Book 1090 at page 844 in the Warren County Court Clerk's Office, and his 1% overriding royalty interest in the Whittaker Well 1 and 2 as identified in Deed Book 1081 at page 394 and in Deed Book 1090 at page 2 in the Warren County Court Clerk's Office forfeited in favor of the Plaintiff.

D. Charles A Wham Jr shall have his 15% overriding royalty interest in the Whittaker Wells 1 and 2 as recorded in Deed Book 1081 at page 394 in the Warren County Court Clerk's Office forfeited in favor of the Plaintiff.

E. Frank Rose shall his 2% overriding royalty interest in the Whittaker Well 2 as identified in Deed Book 1090 at page 2 in the Warren county Court Clerk's Office forfeited in favor of the Plaintiff.

F. Sandra Rose shall have her 2% overriding royalty interest in the Whittaker Well 2 as identified in Deed Book 1090 at page 2 in Warren County Court Clerk's Office forfeited in favor of the Plaintiff.

G. The Defendant Oil and Natural Gas Venture LTD shall have its 4% overriding royalty interest in the Hardcastle Wells 2, 4, and 5 as identified in Deed Book 1081 at page 392 and in Deed Book 1090 at page 4 in the Warren County Court Clerk's Office forfeited in favor of the Plaintiff.

H. The Defendant Greg Kennedy shall have his 80% working interest in the Hardcastle Well 5 as identified in Deed Book 1137 at page 649 and Deed Book 1139 at page 269 in the Warren County Court Clerk's Office forfeited in favor of the Plaintiff, and in addition thereto, the Plaintiff shall be entitled to a monetary judgement against the Defendant Greg Kennedy in the amount of $10,140.58, together with recovery of its court cost and attorney fees, as wells as interest at the statutory maximum amount on this judgement until paid in full.

I. The Defendant Francis Rambarnsingh shall have his 1% working interest in the Ennis Wells 2, 4, 5, and 7 as identified in Deed Book 1091 at page 921in the Warren County Court Clerk's Office forfeited favor of the Plaintiff, and in addition thereto, the Plaintiff shall be entitled to a monetary judgement against said Defendant in the amount of $242.76, together with interest at the maximum statutory rate until paid, plus its recovery of court cost and Attorney fees.

J. The Defendant Verviza Rambarnsingh shall have her 1% working interest in the Ennis Wells 2, 4, 5 and 7 as identified in Deed Book 1091 at page 921 in the Warren County Court

Clerk's Office forfeited in favor of the Plaintiff, and in addition thereto, the Plaintiff shall be entitled to a monetary judgement against said Defendant in the amount of $242.76, plus interest at the maximum statutory rate until paid full, together with the Plaintiff's recoverable court cost and Attorney fees against this Defendant.

IT IS FURTHER ORDERED that the Plaintiff, upon separate Motions having been filed to remand its Summary Judgement Motion against the Defendant Paul Gage and Barrs LLC, this Summary Judgement shall have no affect against the interest of either of such Defendants.

IT IS FURTHER ORDERED, that as it pertains to the Defendant Jason Koepnick, he has not filed a response to the Motion for Summary Judgment, and the Court has considered the record herein, and has determined that pursuant to CR 56.03, the Plaintiff is entitled to a judgment as a matter of law against the Defendant Jason Koepnick, and as a result thereof, his 2.67% working interest in the Hardcastle Well 5 as identified in Deed Book 1114 at page 379 and the 4% working interest he owns in the Whittaker Well 1as identified in Deed Book 1114 at page 377 in the Warren County Court Clerk's Office shall be forfeited in favor of the Plaintiff, and in addition thereto, the Plaintiff is entitled to a monetary judgement against the Defendant Jason Koepnick in the amount of $586.76, together with interest at the maximum statutory rate until paid, as well as recovery of its Court cost and Attorney fees incurred by the Plaintiff as part of this case until paid.

IT IS FURTHER ORDERED, that as it pertains to the response by the Defendant Twain Bridges to the Motion for Summary Judgement, and the Court having considered the reply of the Plaintiff thereto, it is apparent to the Court that the Defendant Twain Bridges only claims having received an assignment of a 5% overriding royalty interest and the oil and gas produced from the Hardcastle lease by virtue of that assignment from Ploutus Oil LLC dated June 17, 2014 and filed of record in Deed Book 1078 at page 564 in the Warren County Court Clerk's Office , and that

based upon the extinguishment and forfeiture of the other interest in the Hardcastle lease as identified hereinabove, there is no long going to be an issue of such interest being oversold, and therefore the Court determines that said Defendant Twain Bridges may retain that 5% overriding royalty interest, but that portion of the Motion for Summary Judgement filed on behalf of the Plaintiff Energieinvesting.com Inc. against the Defendant Twain Bridges to extinguish the 5% overriding royalty interest on the Hardcastle lease that was assigned to her by Ploutus Oil LLC and is of record in Deed Book 1090 at page 4 and Deed Book 1090 at page 844 in Warren County Court Clerk's Office IS SUSTAINED, and said 5% overriding royalty interest in the Hardcastle lease in each assignment identified in Deed Book 1090 at page 4 and Deed Book 1090 at page 844 in the Warren County Court Clerk's Offcie shall be forfeited in favor of the Plaintiff.

THIS IS A FINAL AND APPEALABLE JUDGEMENT AND THERE IS NO JUST DELAY FOR ITS ENTRY.

This the 18 day of January, 2022.

Steve Alan Wilson, Judge
Warren Circuit Court Division I

Clerks Notice of Entry to:

Kenneth Meredith, II
D. Bailey Walton
Jason Koepnick
Twain Bridges
Bob Savel Barrs LLC

AS CLERK OF THE WARREN CIRCUIT/DISTRICT COURT, I DO CERTIFY THAT THIS IS A TRUE AND CORRECT COPY OF THE ORIGINAL ENTERED OF RECORD IN MY OFFICE IN TESTIMONY WHEREOF WITNESS MY HAND THIS 7th DAY OF March 2022
BRANDI DUVALL, CLERK
BY: D.C.

DOCUMENT NO: 1942311
RECORDED:March 09,2022 08:40:00 AM
TOTAL FEES: $61.00
COUNTY CLERK: LYNETTE YATES
DEPUTY CLERK: AMANDA LATHAM
COUNTY: WARREN COUNTY

COMMONWEALTH OF KENTUCKY
8TH JUDICIAL CIRCUIT
WARREN CIRCUIT COURT DIV. I
CIVIL ACTION NO. 21-CI-00368

ENERGIEINVESTING.COM, INC., A FLORIDA PROFIT CORPORATION

PLAINTIFF

V

CHAD MORTIER, LORA A MORTIER, VERVICA RAMBARANSINGH, FRANCIS RAMBRANSINGH, NEO OIL AND GAS, JOACHIM HAAS HANSJAKOBSTR, PAUL GAGE, TRES DUECES LLC, JONATHAN D PAULUS, TWAIN BRIDGES, OIL AND NATURAL GAS VENTURE LTD, HAROLD PERCIVAL, NANCY PERCIVAL, CLAYTON DEERING, JASON KOEPNICK, GERARDO RODRIGUEZ BARRAGAN, RIVIERA UNCONVENTIONAL'S LLC, GREG KENNEDY, CHARLES WHAM JR., BARRS LLC, FRANK ROSE, SANDRA ROSE, CHARLES ROSE, BLANCA LASATER, ANURBEU BAIMOLDIN, ROAD RUNNER PROPERTIES

DEFENDANTS

AFFIDAVIT OF FORFEITURE AND TRANSFER OF UNDIVIDED INTEREST IN OIL AND GAS LEASES

Comes now the Affiant, Kenneth A. Meredith, II, a regular practicing Attorney within the Commonwealth of Kentucky, and the Attorney of Record for the Plaintiff Energieinvesting.com, Inc., a Florida Profit Corporation, and for his Affidavit as to the notification of the forfeiture and transfer of certain undivided interests in oil and gas leases in Warren County, Kentucky affecting certain Defendants in this action states as follows:

1. Annexed hereto is a certified copy from the Warren Circuit Court Clerk of an Order entered January 5, 2022 in the above referenced action pertaining to the forfeiture and transfer of certain undivided interest in oil and gas leases affecting the wells identified hereinbelow and the interest owners identified hereinbelow.

2. This Default Judgement was a final and appealable judgement and it was entered on January 5, 2022 and there has been no appeal taken to set aside the entry of such Default Judgment by any of the individuals named hereinbelow.
3. Pursuant to the terms of such judgement the interest identified hereinbelow that previously was owned by certain persons identified hereinbelow is FORFEITED AND TRANSFERRED to Energieinvesting.com, Inc., a Florida Profit Corporation as follows:

1. The interest of Chad Mortier, being a 1.45% overriding royalty interest in the Ennis Wells 2, 4, 5, and 7 as identified in Deed Book 1091 at page 921 in the Warren County Court Clerk's Office.

2. The interest of Lora A. Mortier being a 1.45% overriding royalty interest in the Ennis Wells 2, 4, 5, and 7 as identified in Deed Book 1091 at page 921 in the Warren County Court Clerk's Office.

3. The interest of Harold Percival being a 4% overriding royalty interest in the Hardcastle Wells 2, 4, and 5 and 5% overriding royalty interest in the Whittaker Wells 1 and 2 as identified in Deed Book 1090 at page 2; Deed Book 1090 at page 4; Deed Book 1090 at page 844; and Deed Book 1081 at page 394; all in the Warren County Court Clerk's Office.

4. The interest of Nancy Percival being a 4% overriding royalty interest in the Hardcastle Wells 2, 4, and 5 and a 5% overriding royalty interest in the Whittaker Wells 1 and 2 by virtue of those assignments of record in Deed Book 1090 at page 2, Deed Book 1090 at page 4; Deed Book 1090 at page 844; and Deed Book; 1081 at page 394; all in the Warren County Court Clerk's Office.

5. The interest of Charles Rose being a 2% overriding royalty interest in the Whittaker Well 2 by virtue of that assignment filed of record in Deed Book 1090 at page 2 in the Warren County Court Clerk's Office.

6. The interest of Anurbeu Baimoldin being a 20% overriding royalty interest in the Whittaker Well 2 by virtue of that assignment filed of record in Deed Book 1081 at page 393 in the Warren County Court Clerk's Office.

7. The interest of Riviera Unconventional's LLC being a 2% working interest in the Hardcastle Well 5 by virtue of that assignment filed of record in Deed Book 1125 at page 265 in the Warren County Court Clerk's Office.

The interest of the above Defendants shall by judgement of the Court attached hereto now be considered as owned by Energieinvesting.com, Inc., a Florida Profit Corporation, as if an individual assignment had been executed in its favor from each of said Defendants.

FURTHERMORE, the Affiant sayeth not.

This the 9th day of March, 2022.

[signature]

Kenneth A. Meredith, II
Affiant

COMMONWEALTH OF KENTUCKY)
)
COUNTY OF WARREN)

Subscribed to and Sworn to before me by Kenneth A. Meredith, II the Affiant, as to the truth and veracity of the allegations contained in the above Affidavit as he verily believes.

Elizabeth Irey

NOTARY PUBLIC, STATE AT LARGE
My Commission Expires: 4-3-2023
ID: 620591

PREPARED BY:

Kenneth A. Meredith II

Kenneth A. Meredith, II
Attorney at Law
316 East Main Street
P.O. Box 194
Bowling Green, KY 42102-10194
(270)781-6194

COMMONWEALTH OF KENTUCKY
8TH JUDICIAL CIRCUIT
WARREN CIRCUIT COURT DIV. I

CIVIL ACTION NO. 21-CI-00368

ENERGIEINVESTING.COM, INC., A FLORIDA PROFIT CORPORATION — **PLAINTIFF**

V

CHAD MORTIER, LORA A MORTIER, VERVICA RAMBARANSINGH, FRANCIS RAMBRANSINGH, NEO OIL AND GAS, JOACHIM HAAS HANSJAKOBSTR, PAUL GAGE, TRES DUECES LLC, JONATHAN D PAULUS, TWAIN BRIDGES, OIL AND NATURAL GAS VENTURE LTD, HAROLD PERCIVAL, NANCY PERCIVAL, CLAYTON DEERING, JASON KOEPNICK, GERARDO RODRIGUEZ BARRAGAN, RIVIERA UNCONVENTIONAL'S LLC, GREG KENNEDY, CHARLES WHAM JR., BARRS LLC, FRANK ROSE, SANDRA ROSE, CHARLES ROSE, BLANCA LASATER, ANURBEU BAIMOLDIN, ROAD RUNNER PROPERTIES — **DEFENDANTS**

DEFAULT JUDGEMENT IN FAVOR OF THE PLAINTIFF ENERGYINVESTING.COM, INC., A FLORIDA PROFIT CORPORATION AGAINST THE DEFENDANTS CHAD MORTIER, LORA A. MORTIER, HAROLD PERCIVAL, NANCY PERCIVAL, CHARLES ROSE, ANURBEU BAIMOLDIN AND RIVIERA UNCONVENTIONAL'S LLC

This matter having come before the Court on the Plaintiff's Motion for Default Judgement against the Defendants Chard Mortier, Lora A. Mortier, Harold Percival, Nancy Percival, Charles Rose, Anurbeu Baimoldin, and Riviera Unconvential's LLC, said Motion being filed December 20, 2021 and supported by an Affidavit of Kenneth A. Meredith, II certifying that the Defendants named herein have not filed any responsive pleading in this action nor has there been an entry of appearance on behalf of any such Defendants, and the Court having reviewed said Motion and Affidavit, and being otherwise sufficiently advised;

IT IS HEREBY ORDERED, that the Plaintiff, Energyinvesting.com, Inc., a Florida Profit Corporation, is entitled to the entry of A DEFAULT JUDGEMENT PURSUANT TO CR 55.01, against each of the Defendants Chad Mortier, Lora A. Mortier, Harold Percival, Nancy Percival, Charles Rose, Anurbeu Baimoldin, and Riviera Unconventional's LLC, and as a result of the entry of such default judgement, the Plaintiff is entitled to file a certified copy of this Default Judgement against each of said Defendants with the Warren County Court Clerk and the Warren County Court Clerk is to note in its records that the undivided oil and gas interest of each of such named Defendants as identified hereinbelow SHALL BE FORFEITED AND TRANSFERRED in favor of the Plaintiff Energyinvesting.com, Inc., and that such a notation should be entered in the records of the Warren County Court Clerk's Office affecting the transfer of such interest in favor of the Plaintiff Energyinvesting.com, Inc. as if an individual oil and gas assignment from each Defendant had been filed of record in favor in the Plaintiff.

Such undivided oil and gas interest is identified as follows:

A. Chad Mortier 1.45% overriding royalty interest in the Ennis Wells 2, 4, 5, and 7 as identified in Deed book 1091 at page 921 in the Warren County Court Clerk's Office.

B. Lora A. Mortier a 1.45% overriding royalty interest in the Ennis Wells 2, 4, 5 and 7 as identified in Deed book 1091 at page 921 in the Warren County Court Clerk's Office..

C. Harold Percival a 4% overriding royalty interest in the Hardcastle Wells 2, 4, and 5 and a 5% overriding royalty interest in the Whittaker Wells 1 and 2 as identified in Deed book 1090 at page 2; Deed Book 1090 at page 4; Deed Book 1090 at page 844; and Deed Book 1081 at page 394 in the Warren County Court Clerk's Office.

D. Nancy Percival as it pertains to a 4% overriding royalty interest in the Hardcastle Wells 2, 4, and 5 and a 5% overriding royalty interest in the Whittaker Wells 1 and 2 by virtue of those

assignments of record in Deed Book 1090 at page 2, Deed Book 1090 at page 4, Deed Book 1090 at page 844, and Deed Book 1081 at page 394 in the Warren County Court Clerk's Office.

C. Charles Rose as it pertains to a 2% overriding royalty interest in the Whittaker Well 2 by virtue of that assignment filed of record in Deed Book 1090 at page 2 in the Warren County Court Clerk's Office.

D. Anurbeu Baimoldin as it pertains to a 20% overriding royalty interest in the Whittaker Well 2 by virtue of that assignment filed of record in Deed Book 1081 at page 393 in the Warren County Court Clerk's Office.

E. Riviera Unconvential's LLC as it pertains to a 2% working interest in the Hardcastle Well 5 by virtue of that assignment filed of record in Deed Book 1125 at page 265 in the Warren County Court Clerk's Office.

THIS IS A FINAL AND APPEALABLE JUDGEMENT AND THERE IS NO JUST DELAY FOR ITS ENTRY.

This the 4 day of January, 2022.

Steve Alan Wilson, Judge
Warren Circuit Court Division I

AS CLERK OF THE WARREN CIRCUIT/DISTRICT COURT, I DO CERTIFY THAT THIS IS A TRUE AND CORRECT COPY OF THE ORIGINAL ENTERED OF RECORD IN MY OFFICE IN TESTIMONY WHEREOF WITNESS MY HAND THIS 7th DAY OF March 2022
BRANDI DUVALL, CLERK
BY: M. McMurtrey, D.C.

Clerk Notice to: 01/05/22 al

✓Kenneth A. Meredith, II

✓Honorable D. Bailey Walton

WARREN COUNTY
D1252 PG711

Jason Koepnick
373 Durango Dr
Marion, IA 52302

Twain Bridges
PO Box 471
Vernal, UT 84078

Bob Savel Barrs LLC
11454 Edgewood Place
San Diego, CA 92131

DOCUMENT NO: 1942310
RECORDED:March 09,2022 08:40:00 AM
TOTAL FEES: $55.00
COUNTY CLERK: LYNETTE YATES
DEPUTY CLERK: AMANDA LATHAM
COUNTY: WARREN COUNTY
BOOK: D1252 PAGES: 704 - 711